UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2009

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POWER SPORTS FACTORY, INC.

(Exact name of registrant as specified in its charter)

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Minnesota	000-25385	41-1853993
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6950 Central Highway, Pennsauken, NJ 08109

(Address of Principal Executive Office) (Zip Code)

(856) 488-9333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure.

We entered into a Loan and Security Agreement (the “Agreement”), dated January 9, 2009, by and between Power Sports Factory, Inc. and Crossroads Debt LLC (“Crossroads”), pursuant to which advances to us of approximately $514,000 have been made. We are working with Crossroads to accelerate the liquidation of our inventory and pay the outstanding balance on the Agreement, which was approximately $281,713 as of December 2, 2009. We expect to have Crossroads completely paid off by January 1, 2010, although there is no assurance that this will be the case.  We believe that we have had and will continue to have a good working relationship with Crossroads in the process of liquidation of our inventory and repayment of their outstanding advances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POWER SPORTS FACTORY, INC.

By:	/s/ SHAWN LANDGRAF
Shawn Landgraf Chief Executive Officer

Date:  December 4, 2009